Exhibit (xvii)(a)

                                POWER OF ATTORNEY

Know all men by these presents:

That I,      EUGENE STARK                                                   , of
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             NEWARK,  NEW JERSEY                                               ,
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an officer of The Prudential Series Fund, Inc., do hereby make, constitute and appoint as my true and lawful attorneys in fact THOMAS C. CASTANO, THOMAS EARLY and CLIFFORD E. KIRSCH, or any of them severally for me and in my name, place and stead to sign registration statements and any and all amendments thereto executed in behalf of The Prudential Series Fund, Inc., and filed with the Securities and Exchange Commission, as follows:

     Registration Statement on Form N-1A for the registration under the Securities Act of 1933 and the Investment Company Act of 1940 of The Prudential Series Fund, Inc.

     IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of February, 1997.



                                /s/ Eugene Stark
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                                    Signature

State of NJ     )
                  SS:
County of Union )

     On this 24 day of February, 1997, before me personally appeared Eugene Stark, to me known and known to me to be the person mentioned and described in and who executed the foregoing instruments and he duly acknowledged to me that he executed the same.

                              /s/ Carmen J. Bailey
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                                  Notary Public

My commission expires: 10/15/97

                                      C-20